Exhibit 23a

                       Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) of BellSouth Corporation for the registration of shares of its common stock for its Employee Stock Purchase Plan of our report dated February 7, 2003, with respect to the consolidated financial statements of Cingular Wireless LLC (not included separately therein) included in the BellSouth Corporation Current Report (Form 8-K) dated May 30, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Atlanta, Georgia
May 27, 2003